Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

            This Separation Agreement and Release (“Agreement”) dated as of August 9, 2013 is made by and between Jonathan Wolk (“Employee”) and American Woodmark Corporation (“Company”) (collectively referred to as the “Parties”):

            WHEREAS, the Parties have previously entered into an employment agreement originally dated as of September 1, 2008 and amended and restated as of May 31, 2013 (the “Employment Agreement”);

            WHEREAS, the Company wishes to accept Employee’s resignation from the Company effective as of August 9, 2013 (the “Termination Date”); and

            WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, the Company.

            NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows. Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Employment Agreement.

            1.            Termination of Employment. Employee’s last day of employment with the Company shall be the Termination Date.

            2.            Consideration. Subject to the effectiveness of this Agreement and Employee’s compliance with his obligations under this Agreement, the Company agrees to pay or provide Employee the following amounts, less applicable withholding taxes:

                        (a)            payment of accrued obligations,  consisting of any accrued, unpaid base salary through the Termination Date, any accrued, unused vacation as of the Termination Date, and any incurred, unreimbursed business expenses as of the Termination Date which are reimbursable pursuant to Company policy, to be paid on the Company’s next regular pay date following the Termination Date, as well as payment of Employee’s earned and vested benefits under the Company’s retirement and health and welfare employee benefit plans in accordance with the applicable terms thereof;

                        (b)            cash salary continuation equal to Employee’s annual base salary of $303,880.00, payable over a period of twelve (12) months in accordance with the Company’s regular payroll practices, commencing with the Company’s next regular pay date following the Termination Date;

                        (c)            if  and to the extent the Employee elects to continue coverage under the Company’s group health, dental and/or visions plans under COBRA, the Company will continue to pay a share of the required monthly COBRA premium for such coverage equal to the Company’s share of the applicable premium paid by similarly-situated active employees for such coverage, for a period of up to twelve (12) months following the end of the month in which the Termination Date occurs, or until the Employee becomes eligible for coverage under another group health plan, if

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earlier, and shall withhold the Employee’s corresponding share (if any) of the required monthly COBRA premium for such coverage from the Employee’s salary continuation payments described in Section 2(a) above; and

                        (d)            accelerated vesting and payment of a pro-rata portion of the Employee’s currently outstanding restricted stock unit awards (“RSUs”), as follows: the vesting of (i) 72.35% of the 6,800 RSUs granted in June 2011, or 4,920 RSUs, (ii) 38.99% of the 6,880 RSUs granted in June 2012, or 2,683 RSUs, and (iii) 5.74% of the 1,550 service-based RSUs granted in June 2013, or 89 RSUs, shall be accelerated as of the Termination Date, with payment of such RSUs occurring on, or as soon as administratively practicable following, the date which is six (6) months following the Termination Date in accordance with the terms of such RSUs. All other RSUs and equity or equity-based awards which the Employee holds as of the Termination Date shall be governed solely by the terms and conditions thereof.

            3.            Restrictive Covenants. Employee shall continue to comply with the restrictive covenants set forth in the Employment Agreement and any other applicable agreement between the Employee and the Company or its affiliates and such provisions, and all other provisions of any such agreement that are intended to survive termination of the Employee’s employment, shall continue in effect following the Termination Date in accordance with their terms.

            4.            No Other Payments.  Employee acknowledges and agrees that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee once the above noted payments and benefits are received. The Company shall have no other obligations to Employee except as described in this Agreement.

            5.            Taxes.  To the extent any taxes may be due on the payments to Employee provided in this Agreement beyond any withheld by the Company, Employee agrees to pay them himself and to indemnify and hold the Company and other entities released by Employee herein harmless for any tax claims or penalties resulting from such payments. Employee further agrees to provide any and all information pertaining to Employee upon request as reasonably necessary for the Company and other entities released herein to comply with applicable tax laws. Employee agrees and acknowledges that the Employee has not received any advice or representations from the Company or any of its representatives regarding the tax treatment or tax consequences to him of any of the payments hereunder.

            6.            Employee’s Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents, shareholders, subsidiaries and employees.  Employee, on his/her own behalf, and on behalf of his/her respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessors, successors and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

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                        (a)            any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

                        (b)            any and all claims relating to, or arising from, Employee’s right to receive, or actual receipt of, equity or equity-based awards of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                        (c)            any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                        (d)            any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Virginia Payment of Wage Law, the Virginia Human Rights Act, and the Virginians with Disabilities Act;

                        (e)            any and all claims for violation of the federal, or any state, constitution, or any county or city ordinance;

                        (f)            any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

                        (g)            any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement, under Section 409A of the Internal Revenue Code of 1986, as amended, or otherwise;

                        (h)            any and all claims for attorneys’ fees and costs.

            The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover the severance benefits provided to Employee under this Agreement.

            7.            Release of Unknown Claims.  To effect a full and complete release as described above, Employee expressly waives and relinquishes all rights and benefits afforded by any state statute that provides that a general release does not extend to claims which the Employee does not

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know or suspect to exist in his favor at the time of executing the release, and does so understanding and acknowledging the significance of such specific waiver. Employee understands and acknowledges that Employee's waiver extends to all persons and entities defined above.  Thus, notwithstanding the provisions of any such statute, and for the purpose of implementing a full and complete release and discharge of each other, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims not known or suspected to exist in Employee’s favor at the time of signing this Agreement, and that this Agreement contemplates the extinguishment of any such claim or claims which Employee has or may have against the Company. Employee knows of no actions at law or in equity nor administrative proceedings currently pending, which concern allegations based on or related to Employee’s employment with or separation from employment with the Company. In connection with the foregoing, Employee acknowledges, agrees, represents and warrants to Company that at all times relevant to Employee’s employment with the Company, Employee has been fully and properly paid for all time worked and received all required breaks in accordance with state and federal laws, or, there is a genuine, reasonable and good faith dispute between the Parties with respect to the foregoing.

            8.            Acknowledgement of Waiver of Claims Under ADEA.  Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the date on which Employee has signed this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

                        (a)            he should consult with an attorney prior to executing this Agreement;

                        (b)            he has up to twenty-one (21) days within which to consider this Agreement;

                        (c)            he has seven (7) days following his/her execution of this Agreement to revoke this Agreement;

                        (d)            this Agreement shall not be effective until the revocation period has expired; and,

                        (e)            nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

            9.            No Pending or Future Lawsuits.  Employee represents that he/she has no lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

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            10.            No Cooperation.  Employee agrees he/she will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena, court order or other legal discovery device to do so. Employee further agrees both to immediately notify the Company upon receipt of any such court order, subpoena, or any legal discovery device, and to furnish, within three (3) business days of its receipt, a copy of such court order, subpoena or legal discovery device to the Company.

            11.            Non-Disparagement.  Employee agrees that during the 12-month period following the Termination Date he will not disparage in any material respect the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing.

            12.            No Admission of Liability.  The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

            13.            No Knowledge of Wrongdoing.  Employee represents that he has no knowledge of any wrongdoing that involves Employee or other present or former Company employees.

            14.            Return of Company Property.  Employee affirms that he has returned all Company equipment and materials received in the course of his employment to the Company, including but not limited to uniforms, keys, tools, vehicles, credit cards, security or access cards, proprietary or confidential information, or any other Company property, including copies, that may be in Employee’s possession.   Employee also represents that he/she has uninstalled any Company software or other items that may have been downloaded on his/her personal computer.

            15.            Arbitration.  The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding individual arbitration in Frederick County, Virginia, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. The Parties hereby agree to waive their right to have any dispute between them resolved in any form of class, collective, representative arbitration. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement.

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            16.            Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

            17.            No Representations.  Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

            18.            Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, that provision shall be severed and the remainder of this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

            19.            Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, including the Employment Agreement (other than with respect to those provisions of the Employment Agreement specifically referenced herein). Any modification or amendment of this Agreement, or additional obligation assumed by either Party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party.

            20.            No Waiver.  The failure of any Party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

            21.            Governing Law.  This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to conflict of law principles.

            22.            Effective Date.  This Agreement is effective after it has been signed by both Parties and after eight (8) days have passed since Employee has signed the Agreement (the “Effective Date”), unless revoked by Employee within seven (7) days after the date the Agreement was signed by Employee.

            23.            Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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            24.            Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                        (a)            They have read this Agreement;

                        (b)            They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                        (c)            They understand the terms and consequences of this Agreement and of the releases it contains;

                        (d)            No promise or inducement for this Agreement has been made except as set forth in this Agreement;

                        (e)            This Agreement is executed by Employee without reliance upon any statement or representation, written or oral, by the Company, its employees or any party released herein, except as set forth herein; and

                        (f)            They are fully aware of the legal and binding effect of this Agreement

[SIGNATURE PAGE FOLLOWS]

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            IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

AMERICAN WOODMARK CORPORATION

Dated:	8/9/13	By:	/s/ KENT GUICHARD
		Name:	Kent Guichard
		Title:	Chairman and Chief Executive Officer

JONATHAN WOLK

Dated:	8/9/13		/s/ JONATHAN WOLK

SIGNATURE PAGE TO SEPARATION AGREEMENT AND RELEASE

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